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                                                                    EXHIBIT 99.8

                     CONSENT OF THOMAS WEISEL PARTNERS, LLC

     We hereby consent to the inclusion of our opinion letter dated May 20, 2000 to the Board of Directors of Active Software, Inc. ("Active Software") as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Active Software and webMethods, Inc. ("webMethods") and to the references to such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary - Opinions of financial advisors," "The Merger - Background of the merger," "The Merger - Active Software's reasons for the merger," and "The Merger - Opinion of Active Software's Financial Advisors." By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                  THOMAS WEISEL PARTNERS, LLC

                                                  By: /s/ LISA M. WESTLEY
                                                    ----------------------------
                                                       Name:  Lisa Westley
                                                       Title: Partner


                                                  June 15, 2000